                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                      Angelica Corporation
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                      Angelica Corporation
       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

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   2)  Aggregate number of securities to which transaction applies:

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   3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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   4)  Proposed maximum aggregate value of transaction:

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   5)  Total fee paid:

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    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

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   4)  Date Filed:

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

                            A N G E L I C A
                         C O R P O R A T I O N


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             MAY 23, 1995

  The Annual Meeting of Shareholders of Angelica Corporation will be held at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard,
Clayton, Missouri, on Tuesday, May 23, 1995 at 10:00 a.m. local time, for the following purposes:

  1. To elect two Directors for terms expiring at the 1998 Annual
     Meeting, or until their successors have been duly elected and qualified.

  2. To adopt and approve the Angelica Corporation 1994 Non-Employee Directors Stock Plan.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The record date for determining shareholders entitled to notice of and to vote at the meeting is April 3, 1995.

                        By Order of the Board of Directors

                        JILL WITTER, Secretary

April 14, 1995
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            A N G E L I C A
                         C O R P O R A T I O N



                            PROXY STATEMENT

  Angelica Corporation (the "Company") has furnished this Proxy Statement to its shareholders in connection with a solicitation of proxies by the Company's Board of Directors. The proxies solicited are to be used at the Company's Annual Meeting of Shareholders on May 23, 1995, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.

  Shares represented by a properly completed and returned proxy will be voted in accordance with the shareholder's directions on the proxy. If no directions are given on the proxy, the shares will be voted as recommended by the Board of Directors. A proxy may be revoked at any time before it is voted by giving written notice to the Company's Secretary, by executing a later dated proxy or by appearing in person at the meeting and so advising the inspectors of the voting.

  This Proxy Statement and the accompanying proxy were mailed to shareholders on or about April 14, 1995.

                          GENERAL INFORMATION

  The only securities entitled to vote at the meeting are the outstanding shares of the Company's Common Stock (the "Common Stock") and the Series 1 Class A Preferred Stock. As of April 3, 1995, the record date for the Annual Meeting, there were 9,134,194 shares of Common Stock and 128 shares of Series 1 Class A Preferred Stock outstanding, which shares vote as a single class on the matters to be considered.

  Each shareholder is entitled to one vote per share on each matter to be considered at the meeting. Shares subject to abstentions will be treated as shares that are represented at the 1995 Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the approval of the shareholders on a particular proposal unless otherwise stated in the disclosure regarding such proposal. Shares for which a broker indicates it has no discretionary authority to vote and which are not otherwise voted by such broker on a routine matter or matters requiring no prior authorization or direction of the beneficial owner will not be considered represented at the 1995 Annual Meeting for purposes of determining the presence of a quorum or the approval of the shareholders on a particular proposal. Shares that are voted by a broker on a routine matter but for which such broker has no authorization or direction to vote on a nonroutine matter will be considered as represented at the meeting for the determination of a quorum but as not represented or voting for purposes of determining shareholder approval on such nonroutine matter.

                       1. ELECTION OF DIRECTORS

  The Company's Board of Directors consists of eight members classified into two groups of three members each and one group of two members. Two Directors will be elected to serve three-year terms expiring in 1998, or until their successors are elected and qualified. Unless authority to vote is withheld, proxies will be voted for the election of both of the nominees listed below, each of whom is presently a member of the Board. The two nominees to the terms expiring in 1998 who receive the highest total number of votes cast will be elected as Directors. Should any nominee listed below become unavailable for any reason before the meeting, proxies will be voted for a substitute person to be selected by the Board of Directors unless the Board elects to reduce the number of Directors.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

                   THREE-YEAR TERMS EXPIRING IN 1998

H. EDWIN TRUSHEIM - Retired Chairman of the Board of General American Life Insurance Company since January, 1995. Mr. Trusheim served as Chairman of the Board of General American Life Insurance Company from May, 1992 to January, 1995 and as Chairman of the Board and Chief Executive Officer from 1986 to May, 1992. Director: Laclede Gas Company, RehabCare Corporation, Reinsurance Group of America Incorporated, and Venture Stores, Inc.; Director of the Company since 1980; Age 67.

LAWRENCE J. YOUNG - Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Young has served as Chairman of the Board since November 1, 1990, Chief Executive Officer since November 1, 1989, and President since 1988. He was Chief Operating Officer from 1988 to November 1, 1989. Director: Venture Stores, Inc. and Boatmen's National Bank of St. Louis; Director of the Company since 1988; Age 50.

INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

                   THREE-YEAR TERMS EXPIRING IN 1997

LESLIE F. LOEWE - Chairman Emeritus since November 1, 1990, Chairman of the Board from 1984 to November 1, 1990 and Chief Executive Officer of the Company from 1980 until November 1, 1989. Director: Medicine Shoppe International, Inc.; Director of the Company since 1980; Age 73.

ELLIOT H. STEIN - Chairman Emeritus of Stifel Financial Corp.
(financial holding company) since 1988 and Chairman of the Board from 1986 to 1988. Director: D & K Wholesale Drug, Inc., and West Indies Sugar Company; Director of the Company since 1958; Age 76.

WILLIAM P. STIRITZ - President, Chief Executive Officer and Chairman of the Board of Ralston Purina Company (producer of pet foods, fresh baked products and batteries, as well as other consumer food products).
Director: Ball Corporation, Boatmen's Bancshares, Inc., The May
Department Stores Company and Reinsurance Group of America
Incorporated; Director of the Company since 1983; Age 60.

                   THREE-YEAR TERMS EXPIRING IN 1996

EARLE H. HARBISON, JR. - Chairman of Harbison Walker, Inc. (manufacturer of molded plastic containers) since October, 1993. Mr. Harbison retired from Monsanto Company where he had been a member of the Board of Directors since 1986, Chairman of the Executive Committee from January to September, 1993, and President and Chief Operating Officer from 1986 to January, 1993. Director: Merrill Lynch and Co. and Right Choice Inc.; Director of the Company since 1986; Age 66.

LEE M. LIBERMAN - Chairman Emeritus of Laclede Gas Company (gas public utility) since February, 1994. Mr. Liberman also served as Chairman of the Board of Laclede from 1976 through January, 1994 and as Chief Executive Officer from 1976 to July, 1991. Director: Boatmen's Bancshares, Inc., CPI Corp., DT Industries, Inc., Falcon Products, Inc., Insituform Mid-America, Inc., and Interco Incorporated; Director of the Company since 1978; Age 73.

MARTIN SNEIDER - President of Edison Brothers Stores, Inc. since 1987 and a member of its Board of Directors since 1978. Director: CPI Corp.; Director of the Company since January, 1994; Age 52.

COMPENSATION OF DIRECTORS AND OTHER INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

  Employee Directors receive no additional compensation for service on the Board of Directors or its Committees. Directors who are not employees of the Company were paid during the fiscal year ended January 28, 1995, an annual fee of $16,000 plus $1,000 for each Board meeting attended, $450 for each telephonic Board meeting and $700 for each Committee meeting in which he participated.

  Pursuant to the Non-Employee Directors Stock Plan, each non-employee Director was entitled to receive 100 shares of Common Stock of the Company each year. In addition, new non-employee Directors received, upon their election, 400 shares of Common Stock. Stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. The plan terminated on July 24, 1994 as it related to future participation. Stock previously granted under the plan is still subject to be earned out pursuant to the schedule and can be forfeited. The Board of Directors has approved, subject to adoption by the Company's shareholders at this meeting, the Angelica Corporation 1994 Non-Employee Directors Stock Plan, which is described in detail in
Section 2 of this Proxy Statement.

  All Directors participate in either the Deferred Compensation Option Plan for Directors or the Deferred Compensation Option Plan for Selected Management Employees. Directors may defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period of years, not to exceed four, after becoming a participant. In consideration of the compensation deferred, and subject to certain conditions, participants are entitled to receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of such benefit is related to the amount of compensation deferred and certain actuarial factors.

  The Board of Directors has standing Audit, Compensation and
Organization, and Nominating Committees. All members of the Audit, the Compensation and Organization and the Nominating Committees are non-employee Directors.

  The Audit Committee consists of four Directors: Lee M. Liberman (Chairman), Earle H. Harbison, Jr., Martin Sneider, and H. Edwin Trusheim. During the last fiscal year, the Committee held four meetings. The Committee's principal functions are: to recommend to the Board the employment of the Company's independent auditors; to approve the scope of the auditors' work and to review the results of that work; to review with management and the auditors the Company's quarterly and annual results; to review and approve the auditors' fees; to review the Company's internal auditing procedures and accounting controls; to approve any non-audit service rendered by the auditors to the Company; and to monitor compliance with the Company's Code of Conduct.

  The Compensation and Organization Committee consists of four
Directors: H. Edwin Trusheim (Chairman), Lee M. Liberman, Elliot H. Stein, and William P. Stiritz. During the last fiscal year, the Committee held two meetings. The Committee's principal functions are: to determine the compensation of the Chief Executive Officer and certain other executive officers; to review and approve management's recommendations as to the compensation of other officers and managerial employees; to recommend contracts for officers and certain managerial employees; to evaluate the Company's senior management and recommend changes as appropriate; and to review and approve certain of the Company's major employee compensation and benefit plans.

  The Nominating Committee consists of four Directors: Elliot H. Stein (Chairman), Leslie F. Loewe, Earle H. Harbison, Jr., and William P. Stiritz. During the last fiscal year, the Committee held one meeting. The Committee's principal functions are: to recommend nominees for election as Directors of the Company; to recommend nominees for Board committee appointment; and to recommend candidates for appointment as corporate officers. The Committee will consider any nominee for Director recommended by a shareholder who submits a notice of nomination to the Company at least 30 days but not more than 60 days prior to the Annual Meeting of Shareholders. Such notice shall contain appropriate data with respect to the suggested candidate as required pursuant to the Company's By-Laws.

  The Board of Directors met a total of nine times during the fiscal year ended January 28, 1995. All but one of the Directors attended at least 75% of the total meetings held by the Board and its respective committees, and which each respective Director was eligible to attend, during the fiscal year. Because of business-related conflicts, Mr. Harbison attended fewer than 75% of the aggregate of such meetings.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table shows the shares of Common Stock beneficially owned by persons known by the Company to own 5% or more of the outstanding shares of Common Stock.


                                                                                             BENEFICIALLY OWNED DIRECTLY
                                                                                                    OR INDIRECTLY
                                                                                           ---------------------------------
                                         NAME AND ADDRESS                                                           PERCENT
                                        OF BENEFICIAL OWNER                                COMMON STOCK             OF CLASS
                                        -------------------                                ------------             --------

                  Ariel Capital Management, Inc.<F1>............................             1,691,825               18.5%
                  307 N. Michigan Avenue
                  Chicago, Illinois 60601

                  First Pacific Advisors, Inc.<F2>..............................               668,500                7.3%
                  11400 W. Olympic Boulevard
                  Los Angeles, CA 90064

                  Systematic Financial Management, Inc.<F3>.....................             1,080,695               11.8%
                  Two Executive Drive
                  Fort Lee, NJ 07024

- -----

<F1> Stated information was furnished by Ariel Capital Management Inc.
     as of January 28, 1995. Ariel Capital Management, Inc., an investment advisor, has sole voting power as to 1,465,580 shares, shared voting power as to 13,100 shares, and sole dispositive power as to 1,691,825 shares.

<F2> Stated information is based on a Schedule 13G, dated February 13,
     1995, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as to 182,500 shares and shared dispositive power as to 668,500 shares.

<F3> Stated information is based on a Schedule 13G, dated February 10,
     1995, filed with the Securities and Exchange Commission. Systematic Financial Management, Inc. ("Systematic") beneficially owns 1,056,795 shares; Cash Flow Investors, Inc. ("CFI") beneficially owns 23,900 shares. Kenneth S. Hackel is a Parent Holding Company of these Investment Advisors and disclaims beneficial ownership of the shares owned by Systematic and CFI. Systematic has shared voting power as to 81,080 shares and sole dispositive power as to 1,056,795 shares. CFI has shared voting power and sole dispositive power as to 23,900 shares. Each disclaims beneficial ownership of the other's shares.

  The following table shows, as of April 3, 1995, the shares of Common Stock beneficially owned by each person who is a Director or a named executive officer and all persons as a group who were Directors or executive officers as of that date. Except as otherwise noted, each such person has sole voting and investment power as to his or her shares. Each Director and named executive officer owns less than 1%, and all executive officers and Directors as a group own 2.4% of the outstanding shares of Common Stock plus options that are exercisable within 60 days after April 3, 1995. No Director or executive officer owns any shares of Series 1 Class A Preferred Stock.


                                                                                       NUMBER OF SHARES BENEFICIALLY
                                                                                       OWNED DIRECTLY OR INDIRECTLY
                                                                                            AS OF APRIL 3, 1995
                                                                               -------------------------------------------
                                                                                                OBTAINABLE
                                                                                                  THROUGH
                                                                                               STOCK OPTION
                                                                               OWNED<F1>        EXERCISE<F2>         TOTAL
                                                                               ---------       -------------         -----

                  Theodore M. Armstrong..................................       8,162<F3>          22,000            30,162

                  Michael E. Burnham.....................................       2,562<F4>           9,100            11,662

                  Gene P. Byrd...........................................       3,881              19,800            23,681

                  Earle H. Harbison, Jr..................................       1,150                  -              1,150

                  Lee M. Liberman........................................       2,050                  -              2,050

                  Leslie F. Loewe........................................      27,195<F5>              -             27,195

                  Martin Sneider.........................................         500                  -                500

                  Elliot H. Stein........................................      19,485<F6>              -             19,485

                  William P. Stiritz.....................................       1,300                  -              1,300

                  H. Edwin Trusheim......................................       1,500                  -              1,500

                  Alan D. Wilson.........................................       2,274               4,600             6,874

                  Lawrence J. Young......................................      25,100              39,000            64,100

                  All Executive Officers and Directors as a group
                   (16 persons)..........................................     101,226             120,300           221,526

- -----

<F1> Includes 1,050 shares for Mr. Harbison, 1,450 shares for Mr.
     Liberman, 500 shares for Mr. Sneider, 2,450 shares for Mr. Stein, 1,200 shares for Mr. Stiritz, and 1,350 shares for Mr. Trusheim all held under the Company's Non-Employee Directors Stock Plan. With respect to such shares, non-employee Directors have sole voting power and no current investment power, except for 525 shares held by Mr. Harbison, the 1,450 shares held by Mr. Liberman, the 2,450 shares held by Mr. Stein, and the 675 shares held by Mr. Trusheim which are nonforfeitable.

<F2> Stock options exercisable within 60 days after April 3, 1995.

<F3> Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

<F4> Mr. Burnham disclaims beneficial ownership of 120 shares included above which are held by his spouse as custodian for their children.

<F5> Mr. Loewe disclaims beneficial ownership of 6,945 shares included above which are owned by his wife.

<F6> This total includes 16,354 shares held by Mr. Stein as a co-trustee of various trusts for beneficiaries who are unrelated to him, as to which shares he has shared voting power and investment power with the co-trustee. Mr. Stein disclaims beneficial ownership of all the shares referred to in this note.

                        EXECUTIVE COMPENSATION

  During the last three fiscal years the amounts shown in the table below were paid to each of the Company's five most highly compensated executive officers for services rendered during the applicable fiscal year.

                                                     SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                       -----------------------------
                                                      ANNUAL COMPENSATION                          AWARDS
                                       -----------------------------------------------------------------------------
                                                                     BONUS               RESTRICTED                   ALL OTHER
                                   FISCAL                ------------------------------     STOCK                      COMPEN-
          NAME AND                  YEAR                         NONCASH      TOTAL       AWARD(S)                     SATION
     PRINCIPAL POSITION            ENDING   SALARY<F1>     CASH  <F2><F3>     BONUS       ($)<F2><F3>  OPTIONS (#)     ($)<F4>
     ------------------            ------   ----------     ----  --------     -----      ------------  -----------    ---------
Lawrence J. Young,                1/28/95    $245,000    $80,965  $80,964   $161,929        $40,482           -          $600
Chairman, President               1/29/94     240,000     51,903   51,903    103,806         25,951       10,000          600
& CEO                             1/30/93     217,923     44,062   44,062     88,124         22,032       20,000          600

Theodore M. Armstrong,            1/28/95     157,584     28,142   28,142     56,284         14,071           -           600
Senior Vice President-            1/29/94     150,583     26,167    8,723     34,890          4,361        5,000          600
Finance & Administration          1/30/93     147,115     18,000   12,000     30,000          6,000       10,000          600
and Chief Financial Officer

Gene P. Byrd, Vice                1/28/95     152,750     19,313   19,312     38,625          9,656           -           600
President. Also President,        1/29/94     154,750     17,250   17,250     34,500          8,625        4,000          600
Angelica Uniform Group            1/30/93     135,692     25,875    8,625     34,500          4,312       10,000          600

Michael E. Burnham, Vice          1/28/95      84,500     41,937   19,063     61,000          9,532           -           600
President. Also President,        1/29/94      78,000     16,795    9,044     25,839          4,522        3,500          600
Life Uniform and Shoe             1/30/93      70,673     26,669    6,667     33,336          3,333        6,000          600
Shops

Alan D. Wilson, Vice              1/28/95     132,371     34,817   11,606     46,423          5,803           -           600
President. Also President,        1/29/94       N/A        N/A      N/A        N/A            N/A           N/A           N/A
Angelica Healthcare               1/30/93       N/A        N/A      N/A        N/A            N/A           N/A           N/A
Services Group<F5>


- -----

<F1> Includes participant deferrals under the Retirement Savings Plan.

<F2> Participants in the Stock Bonus and Incentive Plan may elect to receive up to 50% of their Incentive Compensation in restricted shares of Company's Common Stock ("elected shares") in lieu of cash. Additionally, participants receive restricted shares in the Company's Common Stock ("matching shares") with a fair market value equal to 1/2 of that portion of the Incentive Compensation which participants elected to take in Common Stock. Restricted shares of Common Stock (both "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on the date of issuance. Elected shares are reported under the "Noncash" column, while matching shares are reported under the "Restricted Stock Awards" column. The named executive officers received elected shares, which become transferable in three years as follows:

     Mr. Young 3,246 shares; Mr. Armstrong 1,128 shares; Mr. Byrd 774 shares; Mr. Burnham 764 shares; and Mr. Wilson 465 shares.
     Participants receive dividends on all restricted shares.

<F3> At the end of the last fiscal year, the named executive officers held the following number of shares of restricted stock (elected and matching shares): Mr. Young, 5,850 shares with an aggregate value of $156,122; Mr. Armstrong, 1,270 shares with an aggregate value of $33,893; Mr. Byrd, 1,566 shares with an aggregate value of $41,793; Mr. Burnham, 955 shares with an aggregate value of $25,487; and Mr. Wilson 744 shares with an aggregate value of $19,855.

<F4> Company contributions to the Retirement Savings Plan on behalf of each of the named executive officers to match 1994 participant deferrals (included under Salary) made by each to such Plan.

<F5> Mr. Wilson was designated an Executive Officer in October, 1994. He was appointed President of Angelica Healthcare Services Group and Vice-President of the Company in March, 1995.

                             STOCK OPTIONS

                   OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock options granted to named executive officers of the Company during the last fiscal year.

                     OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES



                                                                                                                   VALUE OF
                                                                                             NUMBER OF           UNEXERCISED
                                                                                            UNEXERCISED          IN-THE-MONEY
                                               NUMBER OF                                     OPTIONS AT           OPTIONS AT
                                              SECURITIES                                     FY-END (#)           FY-END ($)
                                          UNDERLYING OPTIONS                                EXERCISABLE/         EXERCISABLE/
                 NAME                       EXERCISED (#)         VALUE REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE<F1>
                 ----                     ------------------      ------------------       -------------       -----------------
Lawrence J. Young......................            -                     $  -              31,000/28,000         $35,000/$500

Theodore M. Armstrong..................            -                        -              18,000/14,000          27,187/ 250

Gene P. Byrd...........................          2,000                   2,250             15,800/13,200          19,425/ 200

Michael E. Burnham.....................            600                   2,850              6,700/ 8,800              44/175

Alan D. Wilson.........................            800                   2,600              3,400/ 4,600              25/100

- -----

<F1> Based upon the average of the high/low transaction prices as reported on New York Stock Exchange composite tape on January 27,
     1995.


          EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                  AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company entered into a special retirement benefit agreement with Alan D. Wilson dated August 25, 1987 which provides for monthly benefits of $8,333 over a ten-year period commencing on or after Mr. Wilson's 65th birthday. All benefits under the agreement are reduced by the amount of retirement benefits payable by the Company under certain other Company retirement or deferred compensation plans. His right to such special retirement benefit vests at the rate of 6% a year for each of the first ten years of employment and 4% a year for each year of employment for the next ten years; provided, however, that he shall be 100% vested if he attains age 65 and has been continuously employed by the Company since the date of the agreement. The retirement benefit agreement also contains non-disclosure and non-competition covenants.

  Under a Management Retention and Incentive Plan, the Board has authorized agreements with all but one of the executive officers named in the Summary Compensation Table. Under these agreements, the Company will make an additional cash payment if, within two years following a change in control of the Company (as defined in those agreements), the individual's employment is terminated (other than for cause) or he resigns for good reason such as a change in his responsibilities, compensation or conditions of continued employment. Each of these individuals will receive an amount up to 2.99 times his average annual compensation during the five years prior to the change in control as well as outplacement counselling and certain medical benefits. Additionally, an individual will be relieved of all non-compete obligations with respect to the Company.

  Two separate trusts have been established with Boatmen's Trust Company to fund certain benefits payable to key management personnel, pursuant to certain employee benefit plans, in the event of their termination of employment after a change in control of the Company (as defined in the respective plans). One trust relates to the benefits payable under the Management Retention and Incentive Plan, and the other trust relates to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees and the Supplemental Plan. In the event of a change in control or potential change in control of the Company, the Company is required to make a deposit to each trust in an amount equal to the excess of the maximum amount potentially payable under the plan or plans to all participants over the current value of the trust assets. Each trust is revocable by the Company at any time prior to a potential change in control or a change in control of the Company, and will terminate automatically on the date which is three years after a change in control. All remaining trust assets will be returned to the Company upon the revocation or termination of a trust. If the Company makes a deposit to a trust in connection with a potential change in control, an actual change in control does not occur within 90 days thereafter, and the Board adopts a resolution that a change in control is not imminent, then the deposit made by the Company will be returned. The assets of the trust established to fund benefits under the Deferred Compensation Option Plan for Selected Management Employees and the Supplemental Plan are subject to the claims of the general creditors of the Company in the event of the Company's insolvency.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Organization Committee Report Regarding Executive Compensation and the Performance Graph on page 12 shall not be incorporated by reference, into any such filings.

            COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                   REGARDING EXECUTIVE COMPENSATION

  The Compensation and Organization Committee of the Board of Directors (the "Committee"), which consists entirely of outside directors, has overall responsibility to review and recommend broad-based compensation plans to the Board of Directors. The Committee also reviews and approves participation in stock-related and long-term incentive plans and executive benefits. The Committee and the management of the Company are committed to the principle that a significant portion of total compensation should be commensurate with performance and attainment of predetermined financial and strategic objectives.

  There are two elements in the Company's executive cash compensation program, base salary and target incentive compensation. The Company's cash compensation program is structured such that the total of an executive's base salary and target incentive compensation is within a range deemed to be competitive with other companies that are considered to be the Company's competitors for executive talent. In setting the total cash compensation range for executives of the Company's various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as uniform manufacturing companies, textile rental companies and specialty retail companies. Since there are no companies with substanially similar lines of business as the Company, taken as a whole, the compensation packages for the officers employed at the Company's executive offices are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. Companies used for comparative purposes in analyzing the Company's compensation policies are not necessarily the same companies included in the performance graph peer group.

  The Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover hundreds of companies and deal with a variety of factors such as labor force, sales revenue, location, and market. Total cash compensation is maintained within the target range as developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total cash compensation at the median of the range. However, due to results of the Company in recent years causing incentive compensation for such years to be below target levels, total cash compensation has been in the lower half of the range.

  The Company has established guidelines that the Committee uses in determining on an ongoing basis the desired split between base salary and target incentive compensation for executives of the Company. Under these guidelines, executive positions are assigned grade levels, and officers in the higher paid grade levels will generally have a smaller percentage of their total compensation payable as base salary and a greater percentage of their compensation payable upon the achievement of performance targets established by the Committee. Under these guidelines, an individual executive's target incentive compensation ranges from 10% to 65% of base salary compensation based upon the particular grade level. From time to time, the Committee may establish target incentive levels for certain senior management executives in excess of the established guidelines for the particular grade level. The target incentive portion of the total compensation package is consistent with the Committee's strong commitment to a pay-for-performance policy with respect to executive compensation. With the exception of Mr. Young, all of the named executive officers currently have target incentive compensation percentages within the established guidelines for their grade levels for their respective executive positions, which percentages range from 36% to 52%. Mr. Young's target incentive percentage is in excess of the established guidelines and is discussed later in this report. To the extent that the split between base salary and target incentive compensation in a newly-hired executive's initial compensation package deviates from these guidelines, the Committee will make adjustments in future years in such a manner that the split between the executive's base salary and target incentive compensation comes within the executive's applicable grade level guidelines as soon as practicable after the initial year of employment.

  The actual amount of incentive compensation paid is based upon performance in comparison to a targeted pre-tax earnings level achieved by the Company or relevant operating group. Factors such as economic or market conditions are considered in setting the Company's targeted pre-tax earnings level. Actual incentive compensation earned during the last fiscal year demonstrates the Board's philosophy. As the Company did not achieve all of its financial objectives in fiscal 1995, executive officers, with the exception of Mr. Burnham, received less than their targeted incentive compensation. Those listed in the Summary Compensation Table received the following percentage of their targeted incentive compensation: Mr. Young 89%; Mr. Armstrong 89%; Mr. Byrd 50%, and Mr. Wilson 93%. Because the Life division had an outstanding year, exceeding its financial objectives in fiscal 1995, Mr. Burnham received 200% of his targeted incentive compensation.

  The Company's executive officers are encouraged to maintain a significant long-term stock ownership position in the Company's Common Stock in order to align their interests with those of the Company's shareholders. The Committee believes that executives who hold such positions will be more motivated to generate performance gains by working steadily to increase shareholder value over the long term. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by providing a matching incentive, yet requires that the stock investment be held for set periods after issuance in order to retain the stock purchased with the Company's match, encouraging employees to work to increase the price of Common Stock. All eligible executive officers have elected to participate.

  In addition, the Committee, from time to time, awards stock options under the Company's Stock Option Plan or the 1994 Performance Plan to various executives. The option price is the fair market value on the date of grant, and options become exercisable ratably over the next five years if the executive remains employed by the Company. The Stock Option Plan gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. This also encourages employees to work towards the growth of shareholder value. Grants are viewed as an opportunity for employees to invest in the Company's Common Stock in such a manner as will result in a long-term increase in the employee's net worth and a supplement to retirement savings, while at the same time meeting the Board's goal of employee ownership of Common Stock. The grant of stock options is strictly discretionary; however, total grants outstanding, as well as the employee's performance and grade level are considered in determining the amount of option grants. While the value realizable from exercisable options depends on the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at a particular point in time, the decision to exercise an option and thus realize the value in any particular year is determined by each individual executive.

MR. YOUNG'S COMPENSATION FOR THE FISCAL YEAR

  The Committee's general approach in setting Mr. Young's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of Mr. Young's compensation from year to year, the Committee believes that its objective appropriately incentivizes the Company's chief executive officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based base salary portion of total compensation. In keeping with this philosophy, Mr. Young's target incentive compensation for fiscal 1996 is equal to 71% of his base salary compensation. For the reported fiscal year 1995, Mr. Young received 89% of his target incentive compensation.

  Mr. Young's participation in the Stock Option Plan and the Stock Bonus and Incentive Plan is also in accordance with the Committee's philosophy that the chief executive officer be encouraged to maintain a significant stock ownership position in order to align his interests with those of the Company's shareholders.

  Although no executive officer currently receives in excess of $1,000,000 compensation, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further the goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

  SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE
COMPANY'S BOARD OF DIRECTORS

      H. E. Trusheim, Chairman         L. M. Liberman
      E. H. Stein                      W. P. Stiritz


                             PENSION PLAN

  The Company has maintained a defined benefit Pension Plan since
April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension Plan payable upon normal retirement to the named executive officers are as follows: Mr. Young, $45,645; Mr. Armstrong, $15,452; Mr. Byrd, $26,701; Mr. Burnham, $28,290; and Mr. Wilson, $16,384. These figures assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation.

  The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. All of the named executive officers participate in the Supplemental Plan.

  The "formula amount" of supplemental retirement benefit payable under this Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of this Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment.

  Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

  Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the named executive officers are as follows: Mr. Young, $336,000; Mr. Armstrong, $50,000; Mr. Byrd, $98,000; Mr. Burnham, $92,000; and Mr. Wilson, $53,000. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation.

                           PERFORMANCE GRAPH

  The following is a line-graph presentation comparing five-year cumulative total returns among the Company's Common Stock, the Standard & Poors 500 Index and the Value Line Industrial/Business Services Index for the five years ended January 31, 1995.


                                    PERFORMANCE GRAPH


                                                                               Value Line:
Measurement Period               Angelica                     S&P 500       Industrial/Business
  (Year Covered)                                                                  Services

Measurement Pt - 1/31/90         $100                         $100               $100
YE 1/31/91                        112                          108                100
YE 1/31/92                        134                          133                126
YE 1/31/93                         93                          147                150
YE 1/31/94                        107                          166                174
YE 1/31/95                        105                          167                167

                                                      1/31/90     1/31/91      1/31/92       1/31/93      1/31/94      1/31/95
                                                      -------     -------      -------       -------      -------      -------
Angelica...........................................     100          112          134           93          107          105

S&P 500............................................     100          108          133          147          166          167

Value Line: Industrial/Business Services...........     100          100          126          150          174          167


(ASSUMES $100 INVESTED ON JANUARY 31, 1990 AND THAT DIVIDENDS ARE REINVESTED.)

       2. PROPOSAL TO ADOPT AND APPROVE THE ANGELICA CORPORATION
                1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

  The Board of Directors has approved, subject to adoption by the Company's shareholders, the Angelica Corporation 1994 Non-Employee Directors Stock Plan.

GENERAL

  The Plan provides for grants of Common Stock (Grants), Stock Purchases of Common Stock (Purchases) and options to purchase Common Stock (Options) under the Plan to non-employee Directors of the Company (Non-Employee Directors). The Plan was designed to attract and retain Non-Employee Directors and to solidify the common interest of Directors and shareholders in enhancing the value of the Company's Common Stock. The purpose of the Plan is 1) to reward Non-Employee Directors for their services during the preceding fiscal year, 2) to induce them to remain Directors, to offer them incentives and rewards in recognition of their contributions to the Company's progress, and to encourage them to continue to promote the best interests of the Company and its shareholders, and 3) to aid the Company in competing with other enterprises for the services of new Directors needed to help insure the Company's continued progress.

  A newly elected Non-Employee Director will receive 400 restricted shares of Common Stock on the date he or she commences to serve as a Director. In addition, each Non-Employee Director continuing to serve will receive an additional Grant of 100 shares of Common Stock each year effective on the date of the Annual

Meeting. Non-Employee Directors have full dividend and voting rights with respect to stock granted under the Plan; however, stock granted under the Plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the Plan and the Non-Employee Director's age at the time of entering the Plan.

  Stock Purchases consist of Common Stock of the Company. Each Non-Employee Director shall be required to purchase as of the date of the Annual Meeting each year (the "Retainer Date") the number of shares as can be purchased with 100% of the Director's Retainer due and payable on the Retainer Date at the fair market value of a share on the Retainer Date. In addition, upon approval by the Company's shareholders, each Non-Employee Director will also purchase, as of the date of May 23, 1995, the number of shares as can be purchased with that portion of the Director's retainer which he earned from the period December 1, 1994 to May 23, 1995. Non-Employee Directors have full dividend and voting rights with respect to stock purchased under the Plan.

  Options shall be granted to Non-Employee Directors to purchase 2,000 shares of Common Stock of the Company at purchase prices equal to 100% of the fair market value of the shares on the Option Date (the date of the Annual Meeting in years 1995 through 2004), provided, however, that Non-Employee Directors who served from December 1, 1994 to the 1995 Option Date shall receive Options to purchase 3,000 shares. Options shall not be exercisable for at least six months after the date the option is granted.

  The Plan will be administered by the Compensation and Organization Committee, consisting of three or more outside Directors of the Company.

TOTAL NUMBER OF SHARES SUBJECT TO THE PLAN

  The Plan authorizes the issuance of up to 225,000 shares of the Common Stock of the Company, which may be authorized but unissued or treasury shares. Of these, 10,000 shares shall be available for Grants under the Plan, and the balance shall be available for Options and for Stock Purchases.

ELIGIBILITY

  Non-Employee Directors of the Company shall participate in the Plan pursuant to the formulas as set out in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  No income will be realized by a Non-Employee Director on the grant of a stock option. No income will be realized by a Non-Employee Director upon the award of a stock grant except to the extent that shares are earned out as of the date of the grant. The Company will not be entitled to a deduction at the time a stock option is granted, or at the time of award of a stock grant which is not earned out immediately.

  Upon the exercise of a stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder of the option as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

  The holder of a stock grant will realize ordinary income at the time, and to the extent, that shares subject to the grant are earned out. The Company generally will be entitled to a deduction equal to the amount of income recognized by the holder.

  The holder of a stock grant may make a voluntary election under
Section 83(b) of the Code. If made, such an election would have the effect of causing the holder to recognize income in the year in which the stock grant was received. The amount of income recognized will equal the fair market value of the shares subject to the stock grant, as the case may be. The Company generally will be entitled to a deduction equal to the income recognized in the year in which the holder is required to report such income.

                           NEW PLAN BENEFITS

                                               1994 NON-EMPLOYEE DIRECTORS STOCK PLAN



                                                                                              DOLLAR               NUMBER OF
                                       NAME AND POSITION<F1>                               VALUE ($)<F2>           OPTIONS<F3>
                                       ---------------------                               -------------           -----------
                  Earle H. Harbison, Jr. .......................................              $27,312                1,000

                  Lee M. Liberman...............................................               27,312                1,000

                  Leslie F. Loewe...............................................               27,312                1,000

                  Martin Sneider................................................               27,312                1,000

                  Elliot H. Stein...............................................               27,312                1,000

                  William P. Stiritz............................................               27,312                1,000

                  H. Edwin Trusheim.............................................               27,312                1,000

- -----

<F1> All persons listed are Non-Employee Directors of the Company.

<F2> The fair market value of the Common Stock of the Company as of
     April 3, 1995 was $27.3125 per share.

<F3> Non-Qualified Stock Options were granted on November 29, 1994 at the option price of $25.4375, the fair market value of the shares on such date, subject to approval of the Plan by the shareholders at the Annual Meeting on May 23, 1995.

  A copy of the Plan is attached hereto as Appendix A.

  The affirmative vote of the holders of a majority of the shares represented at this Annual Meeting is required for adoption of the 1994 Non-Employee Directors Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR ADOPTION
                                                           ---
OF THE 1994 NON-EMPLOYEE DIRECTORS STOCK PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

                    INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has served as independent public accountants for the Company since 1954, and the Board of Directors has selected it to serve in that capacity again. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders.

                         SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company at its principal executive offices no later than December 15, 1995 to be included in the Company's proxy materials for its 1996 Annual Meeting of Shareholders. Shareholder proposals not in full conformity with applicable rules of the Securities and Exchange Commission may be excluded from such materials.

                                GENERAL

  Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Corporate Investor Communications, Inc. has been retained to assist in the solicitation of proxies for a fee of $5,000, plus expenses. Banks, brokers, nominees, and other custodians and fiduciaries may be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to the beneficial owners. The cost of soliciting proxies will be borne by the Company.

  The Board of Directors does not intend to bring any other matters before the meeting, and, at the date of this Proxy Statement, the Board of Directors is not informed of any matters that others may bring before the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxies named on the proxy card to vote as proxies on such matters in accordance with their judgment as to the Company's best interest.

SHAREHOLDERS ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED.

St. Louis, Missouri
April 14, 1995

                              APPENDIX A







                         ANGELICA CORPORATION

                1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

                         ANGELICA CORPORATION

                                               1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

                                                                                                                             PAGE
                                                                                                                             ----


                  ARTICLE I.   General Provisions........................................................................     A-1

                  ARTICLE II.  Stock Grants..............................................................................     A-3

                  ARTICLE III. Stock Purchases...........................................................................     A-5

                  ARTICLE IV.  Options...................................................................................     A-7

                  ARTICLE V.   Adjustment Provisions.....................................................................     A-9

                  ARTICLE VI.  Miscellaneous Provisions..................................................................     A-9

                         ANGELICA CORPORATION

                1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

                     ARTICLE I. GENERAL PROVISIONS

  1.1 PURPOSES. The Angelica Corporation 1994 Non-Employee Directors Stock Plan is designed to attract and retain Non-Employee Directors and to solidify the common interest of Directors and shareholders in enhancing the value of the Company's Shares. In addition, the Plan provides to Non-Employee Directors the opportunity for capital accumulations available at periods approaching retirement.

  The purpose of the Plan is (1) to reward directors of the Company for their services during the preceding fiscal year, (2) to induce directors of the Company to remain directors of the Company, to offer them incentives and rewards in recognition of their contributions to the Company's progress, and to encourage them to continue to promote the best interests of the Company and its shareholders, and (3) to aid the Company in competing with other enterprises for the services of new directors needed to help insure the Company's continued progress.

  1.2 AVAILABLE SHARES UNDER THE PLAN. A total of 225,000 Available Shares are authorized for Grants, Options and Stock Purchases under the Plan. Of these, 10,000 Shares shall be available for Grants under this Plan, and the balance shall be available for Options and for Stock Purchases. Available Shares shall be adjusted from time to time as set forth in Section 5.1 for stock dividends, stock splits, recapitalizations and the like. Available Shares may be drawn from the Company's treasury or from authorized but unissued Shares.

  1.3 EFFECTIVE DATE. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company subject to its ratification by the shareholders of the Company.

  1.4 DEFINITIONS. Except where the context otherwise indicates, the following definitions apply:

    (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

    (b) ADMINISTRATOR means the Compensation and Organization Committee of the Board.

    (c) ANNUAL MEETING means the Annual Meeting of Shareholders of the
  Company.

    (d) AVAILABLE SHARES means the Shares authorized for issuance pursuant to Section 1.2 of the Plan.

    (e) BOARD means the Board of Directors of the Company.

    (f) CHANGE IN CONTROL means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, a Change in Control shall be deemed to have occurred if (i) any Person, other than the Company, is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company which represent thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, (ii) the Continuing Directors cease to comprise a majority of the Board, (iii) the shareholders of the Company approve a sale of substantially all or all of the assets of the Company, or (iv) the Company is not the surviving and parent corporation as a result of any merger or consolidation to which it is a party, not including, however, a merger solely to effect a change in the state of its incorporation. Notwithstanding the above, an event described in (i), (iii), or (iv) shall not constitute a Change in Control if it is approved in advance in writing by a majority of the Continuing Directors.

    (g) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

    (h) COMPANY means Angelica Corporation.

    (i) CONTINUING DIRECTOR means each individual who is a member of the Board on the Effective Date, and each individual who becomes a member of the Board after the Effective Date without opposition from a majority of the then Continuing Directors; provided that, an individual shall not be a Continuing Director after he or she resigns as a member of the board.

    (j) CURRENT NON-EMPLOYEE DIRECTOR means a Non-Employee Director who was elected or re-elected at the 1994 Annual Meeting to a term as Non-Employee Director, or who continued as a Non-Employee Director after such meeting.

    (k) DIRECTOR means a member of the Board.

    (l) DISABILITY means a physical or mental condition which renders the Non-Employee Director incapable of continuing as a Director. Disability shall be deemed to exist when certified by a physician who is acceptable to the Administrator.

    (m) FAIR MARKET VALUE means, for any particular date, (i) for any period during which the Shares shall be listed for trading on a national securities exchange, the average of the high and low prices per share reported on such exchange, (ii) for any period during which the Shares shall not be listed for trading on a national securities exchange, but when prices for the Shares shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction prices per share as quoted by National Market System of NASDAQ, (iii) for any period during which the Shares shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Shares shall be reported by NASDAQ, the average of the closing bid and asked prices as reported by the NASDAQ or (iv) in the event neither (i), (ii), or (iii) above shall be applicable, the market price per Share as determined by a nationally recognized investment banking firm selected by the Board. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the immediately preceding day when the markets were open.

    (n) GRANT means the issuance of Shares pursuant to the terms and conditions of Article II of this Plan.

    (o) GRANTED TO means issued in the name of.

    (p) NEW NON-EMPLOYEE DIRECTOR means a Non-Employee Director, other than a Current Non-Employee Director, elected after the 1994 Annual Meeting to a term as Director.

    (q) NON-EMPLOYEE DIRECTOR means a member of the Board who is not and has not been employed by the Company or any of its Subsidiaries for a period of one year prior to participation in this Plan. To the extent that Shares have been issued in the name of a Permissible Transferee, the term NON-EMPLOYEE DIRECTOR shall include such Permissible Transferee with respect to the dividend and voting rights assigned by this Plan to a Non-Employee Director as well as any limitations or restrictions applicable to Shares.

    (r) OPTION means an option to acquire Shares granted pursuant to the terms and conditions of Article IV of this Plan.

    (s) OPTION AGREEMENT means an Agreement issued to each Non-Employee Director (or a Permissible Transferee) with respect to each Option, which shall be in the form attached hereto as an Appendix.

    (t) OPTION DATE means date as of which an Option is granted, which shall be November 29, 1994, and thereafter the date of the Annual Meeting in years 1995 through 2004.

    (u) OPTIONEE means the person to whom an Option is granted.

    (v) PERIOD OF RESTRICTION means the period during which Shares issued pursuant to a Stock Grant or Stock Purchase are restricted pursuant to the Plan.

    (w) PERMISSIBLE TRANSFEREE means a person or entity, other than a Non-Employee Director, in whose name Shares are issued, as provided in Sections 2.7 or 3.5, or to whom an Option is granted, as provided in Section 4.3. The only Permissible Transferees are (a) one or more members of the Non-Employee Director's family, (b) one or more trusts for the benefit of the Non-Employee Director and/or one or more members of the Non-Employee Director's family, or (c) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Non-Employee Director and members of the Non-Employee Director's family exceed eighty percent (80%) of all interests. For this purpose, the Non-Employee Director's family includes only the Non-Employee Director's spouse, children and grandchildren.

    (x) PLAN YEAR means the period from November 29, 1994, through the day before the 1995 Annual Meeting, and thereafter the period from one Annual Meeting through the day before the next Annual Meeting.

    (y) POST-DEATH REPRESENTATIVE(S) means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by Optionee's will or the laws of descent and distribution.

    (z) RETAINER means the retainer compensation paid to Directors by the Company in consideration for their services as Directors of the Company, which retainer is paid without regard to actual attendance at meetings of the Board or its Committees.

    (aa) RETAINER DATE means the date on which a Retainer payment is payable to a Non-Employee Director, which shall be November 29, 1994 for the Retainer payment for the initial Plan Year and the date of the Annual Meeting for subsequent Plan Years.

    (bb) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

    (cc) SHARES means shares of Common Stock of the Company and any related securities including Common Stock Shareholder Rights.

    (dd) STOCK PURCHASES means the issuance of Shares purchased pursuant to the terms and conditions of Article III of this Plan.

    (ee) SUBSIDIARY means a subsidiary corporation as defined in
  Section 425 of the Code.

    (ff) WINDOW PERIOD means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

  1.5 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

  1.6 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  Generally, terms used herein shall have the meanings which they have under Section 422 of the Code and regulations thereunder and, except to the extent contrary to such Section or regulations, under Rule 16b-3.

                       ARTICLE II. STOCK GRANTS

  2.1 INITIAL GRANT TO NEW NON-EMPLOYEE DIRECTORS. Effective on the date that he or she commences to serve as a New Non-Employee Director, a Grant of 400 Shares shall be made in the name of such New Non-Employee Director. This number of Shares shall be adjusted from time to time for stock dividends, stock splits, recapitalizations and the like as set forth in Section 5.1.

  2.2 ADDITIONAL ANNUAL GRANTS TO NON-EMPLOYEE DIRECTORS. Effective on the date of each Annual Meeting (or at such later time as the Board deems appropriate, provided that all additional Grants authorized hereunder shall be made no later than three (3) months following the date of any Annual Meeting) an additional Grant of 100 Shares shall be made in the name of any such Director continuing to serve as a

Non-Employee Director after such Annual Meeting. This number of Shares shall be adjusted for stock dividends, stock splits, recapitalizations and the like as set forth in Section 5.1.

  2.3 ISSUANCE OF SHARES. Shares issued under a Grant shall be issued in the name of the Non-Employee Director except and to the extent that such Non-Employee Director has directed in writing that all or a portion of such Shares be issued in the name of a Permissible Transferee. Shares issued pursuant to a Grant will be counted against Available Shares pursuant to Section 1.2 unless forfeited pursuant to
Section 2.5. Upon the occurrence of an event that causes the forfeiture of Shares subject to a Grant, the number of Shares so forfeited shall be restored to Available Shares pursuant to Section 1.2 and shall again be available for issuance pursuant to this Article II.


  2.4 DIVIDEND AND VOTING RIGHTS. Each Non-Employee Director shall have full dividend and voting rights with respect to Shares issued to him or her pursuant to this Article II. If Shares have been issued in the name of a Permissible Transferee, such Permissible Transferee shall have full dividend and voting rights with respect to such Shares.

  2.5 FORFEITURE OF SHARES. Shares issued to a Non-Employee Director
(or held by a Permissible Transferee) pursuant to this Plan shall be forfeitable to the Company until "earned out" as follows:


                           AGE ENTERING
                               PLAN                           EARNOUT SCHEDULE
                           ------------                       ----------------
                  Under 50..................... Age 60-1/2 of Shares Issued
                                                Age 65-1/4 of Shares Issued
                                                Age 70-all Shares Issued

                  50-59........................ Age 65-1/2 of Shares Issued
                                                Age 70-all Shares Issued

                  60-64........................ After 5 years in Plan-1/2 of Shares Issued
                                                Age 70-all Shares Issued

                  65-69........................ After 2 years in Plan-1/2 of Shares Issued
                                                After later of age 70 or 2 years in Plan-all Shares Issued

                  Over 69...................... Upon entering Plan-1/2 of Shares Issued
                                                After 1 year in Plan-all Shares Issued

  Any Shares which are not earned out at the time a Non-Employee
Director's service as a Director ends shall be immediately forfeited, except as set out in Section 5.2.

  All fractional Shares shall be rounded down to the next lower whole number.

  2.6 GENERAL TRANSFER RESTRICTIONS. Except as provided in Section 2.7, below, Shares issued pursuant to this Article II may not be sold or transferred (including, without restriction, transfer by gift or donation) prior to the date when such Shares are earned out and become nonforfeitable. A legend referring to the foregoing restrictions shall be placed on all Share certificates.

  2.7 LIMITED TRANSFERABILITY TO FAMILY MEMBERS. Subject to the provisions of this Section 2.7, a Non-Employee Director may at any time before the earlier of his or her death or the date when Shares are earned out and become nonforfeitable, direct that all or any portion of the Shares issued or to be issued pursuant to this Article II be registered or reregistered in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that Company receives written notice from the Non-Employee Director, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of Shares to which the direction relates.

  2.8 DELIVERY OF CERTIFICATES. Shares granted to Non-Employee
Directors pursuant to this Article II, including Shares registered in the name of a Permissible Transferee, shall be held in escrow by the

Company's Stock Records Office, the Secretary of the Company, or by another agent designated by the Secretary of the Company, so long as the forfeiture and transfer restrictions set forth in Sections 2.5 and
2.6 remain in effect with respect to such Shares. Certificates for such Shares shall be released from escrow, reissued without the restrictive legend, and delivered to the Non-Employee Director (or Permissible Transferee) in whose name the Shares are registered promptly upon expiration of such forfeiture and transfer restrictions, subject only to any restrictions that may be established by the Company, on the advice of its counsel, to comply with Federal or state securities laws or other legal requirements.

  2.9 ADDITIONAL SECURITIES. Any new or additional Shares or other securities to which a Non-Employee Director (or a Permissible Transferee), by virtue of Grants hereunder, becomes entitled due to a stock dividend, stock split, recapitalization, merger or other event shall be subject to all the terms and conditions of this Article II for the same period as the underlying Shares. Notwithstanding anything to the contrary set forth in this Section 2.9, shares of capital stock of a subsidiary of the Company which are issued as a stock dividend by the Company in connection with the spin-off or split-off of such subsidiary from the Company will not be subject to any of the restrictions set forth in this Article II, and the certificates representing such shares shall be immediately issuable to the Non-Employee Director or the Permissible Transferee, as the case may be.

  2.10 EXECUTION OF AGREEMENT. Each Grant hereunder shall be contingent upon execution by the Non-Employee Director of a document agreeing to the terms and conditions set forth in this Article II, and any other terms and conditions required by counsel to the Company in order to comply with Federal or state securities laws or other legal requirements.

                     ARTICLE III. STOCK PURCHASES

  3.1 ELIGIBILITY FOR STOCK PURCHASES. All Non-Employee Directors shall participate in the Stock Purchase portion of the Plan set forth in this
Article III.

  3.2 STOCK PURCHASES. As of each Retainer Date, each Non-Employee Director whose term as a Director of the Company shall continue thereafter, shall be required to purchase that number of whole Shares as can be purchased with one hundred percent (100%) of the Director's Retainer due and payable on such Retainer Date at the Fair Market Value of a Share as of the close of business on the Retainer Date. The shares so purchased will be issued in the name of the Non-Employee Director, except and to the extent that such Non-Employee Director has directed the Company in writing that all or a portion of such Shares should be issued in the name of a Permissible Transferee. Any balance of the Retainer due and owing to the Non-Employee Director shall be paid in cash on or as soon as is practicable after the Retainer Date. Shares issued pursuant to a Stock Purchase will be counted against Available Shares pursuant to Section 1.2. For purposes of the Retainer Date in 1994 only, the Retainer payable to a Non-Employee Director on that date shall be withheld, and shall be held by the Company, without liability for interest or earnings, until the date of the Annual Meeting in 1995. If this Plan is approved by the shareholders at such meeting as provided in Section 6.4, the Retainer so withheld shall be combined with any Retainer due and payable on the date of the Annual Meeting in 1995 and the total shall be applied by the Company as of the close of business on the date of the Annual Meeting to purchase Shares as set forth in this Section 3.2, and any balance shall be paid to the Non-Employee Director in cash as soon as is practicable.

  3.3 DIVIDEND AND VOTING RIGHTS. Each Non-Employee Director shall have full dividend and voting rights with respect to Shares issued to him or her pursuant to this Article III. If the Shares have been issued in the name of a Permissible Transferee, such Permissible Transferee shall have full dividend and voting rights with respect to such Shares.

  3.4 GENERAL TRANSFER RESTRICTIONS. Except as provided in Sections 3.5, 3.6 and 3.7 below, Shares issued pursuant to this Article III may not be sold or transferred (including, without restriction, transfer by gift or donation) prior to the third anniversary of the date of purchase of such Shares (the "Period of Restriction"). A legend referring to the foregoing restriction shall be placed on all Share certificates.

  3.5 LIMITED TRANSFERABILITY TO FAMILY MEMBERS. Subject to the provisions of this Section 3.5, a Non-Employee Director may at any time before the earlier of his or her death or the date upon which the transfer restrictions set forth in Section 3.4 expire and lapse, direct that all or any portion of the Shares issued or to be issued to the Non-Employee Director pursuant to this Article III be registered or reregistered in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Company receives written notice from the Non-Employee Director, before his or her death, advising the Company of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of Shares to which the direction relates.

  3.6 EXERCISE OF OPTIONS. A Non-Employee Director who holds an option which is exercisable under the Angelica Corporation 1994 Non-Employee Directors Stock Plan may elect, on forms provided for the purpose by the Administrator, to have a certain number of the Shares purchased pursuant to this Article III issued in his name in certificate form and delivered to the Administrator for the purpose of being surrendered in connection with the payment of the exercise price of such option. Following such exercise, the Administrator shall receive a number of shares issued pursuant to such option exercise ("Option Shares") equal to the number of purchased Shares delivered in payment of the exercise price, and shall deliver or cause to be delivered to the Non-Employee Director the balance of the Option Shares issued pursuant to such option exercise. The Administrator shall hold the number of Option Shares equal to the number of Shares delivered in payment of the exercise price subject to the same terms and conditions as apply to Shares purchased pursuant to this Article III, and references herein to Shares shall include such Option Shares, if any, held by the Administrator for the same Participant.

  3.7 TERMINATION OF SERVICE AS A DIRECTOR. When a Non-Employee Director's service as a Director terminates for any reason prior to the Period of Restriction, the Period of Restriction applicable to all of the Shares purchased by the Non-Employee Director pursuant to this
Article III shall terminate automatically and without any forfeiture of Shares purchased pursuant to this Article III. Notwithstanding anything to the contrary set forth in this Section 3.7, to the extent that a Non-Employee Director resigns as a Director of the Company prior to serving a full ten calendar months subsequent to any Annual Meeting after which the Non-Employee Director's Retainer has been used to purchase Shares, a number of Shares equal to one-tenth of the total number of Shares purchased by the Non-Employee Director with such Non-Employee Director's Retainer after the most recent Annual Meeting will be forfeited back to the Company for each month less than ten that such Non-Employee Director serves as a Director of the Company after such Annual Meeting.

  3.8 DELIVERY OF CERTIFICATES. Shares purchased by Non-Employee Directors pursuant to this Article III, including Shares registered in the name of a Permissible Transferee, shall be held in escrow by the Company's Stock Records Office, the Secretary of the Company, or by another agent designated by the Secretary of the Company, so long as the transfer restrictions set forth in Section 3.4 remain in effect with respect to such Shares. Certificates for such Shares shall be released from escrow, reissued without the applicable restrictive legend, and delivered to the Non-Employee Director (or Permissible Transferee) in whose name the Shares are registered promptly upon the termination of the Period of Restriction with respect to such Shares, subject only to the limitations set forth in Section 3.4, and any restrictions that may be established by the Company, on the advice of its counsel, to comply with Federal or state securities laws or other legal requirements.

  3.9 ADDITIONAL SECURITIES. Any new or additional Shares or other securities to which a Non-Employee Director (or a Permissible Transferee) becomes entitled during the Period of Restriction due to a stock dividend, stock split, recapitalization, merger or other event involving the Shares purchased pursuant to this Article III shall be subject to all of the terms and conditions of this Article III during the remaining term of the Period of Restriction on the underlying Shares, and certificates representing such Shares shall bear the applicable legend described in Section 3.4. Notwithstanding anything to the contrary set forth in this Section 3.9, shares of capital stock of a subsidiary of the Company which are issued as a stock dividend by the Company in connection with the spin-off or split-off of such subsidiary from the Company will not be subject to any of the restrictions set forth in this Article III, and the certificates representing such shares shall be immediately issuable to the Non-Employee Director or the Permissible Transferee, as the case may be.

                          ARTICLE IV. OPTIONS

  4.1 SHARES RESERVED UPON OPTION GRANTS; AVAILABLE SHARES CALCULATED.

    (a) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Shares (subject to adjustment as provided in Section 5.1 hereof) equal to the number of shares subject to then-outstanding Options. The Company in its discretion may use reacquired shares held in the Treasury or authorized but unissued shares to satisfy the requirements of this Section 4.1.

    (b) When an Option is granted, the total number of Shares issuable upon complete exercise thereof shall be charged against the maximum number of Available Shares pursuant to Section 1.2. When the Option is exercised, no additional charge shall be made against Available Shares pursuant to Section 1.2. If an exercise price is paid in Shares owned by the Optionee, such shares shall not be added to the Available Shares pursuant to Section 1.2.

    (c) If an Option terminates in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously charged against Available Shares pursuant to Section 1.2 upon grant of the Option shall be restored to Available Shares pursuant to Section 1.2, and shall again be available for issuance under this Article IV, for so long as this Plan continues, as if such Shares had never been subject to an Option.

  4.2 ELIGIBILITY FOR GRANT OF OPTIONS.

    (a) Each person who is a Non-Employee Director on the Option Date on November 29, 1994, shall receive an Option to acquire 1,000 Shares at 100% of the Fair Market Value on such date, subject to approval of the Plan by the shareholders as provided in Section 6.4. For the years 1995 through 2004, respectively, each person who is a Non-Employee Director on the Option Date in such year shall receive an Option to acquire 2,000 Shares at 100% of the Fair Market Value on the respective Option Date, provided however that if a person has not been a Non-Employee Director for at least 10 full calendar months preceding a particular Option Date, such director shall receive an Option to acquire 200 Shares for each full calendar month that such person was a Non-Employee Director prior to such Option Date. The number of Shares and/or the purchase price of such Shares subject to unexercised Options shall be adjusted from time to time for stock dividends, stock splits, recapitalization and the like as set forth in Section 5.1.

    (b) All Options granted under this Article IV shall be granted as of an Option Date as set forth in Section 4.2(a). Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee an Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Option Agreement within thirty days after the date of mailing or delivery by the Company of the Option Agreement to the Optionee. If the Optionee shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

  4.3 LIMITED TRANSFERABILITY TO FAMILY MEMBERS. Subject to the provisions of this Section 4.3, a Non-Employee Director may at any time before the earlier of his or her death or the date when an Option is exercised, direct that all or any portion of the Option granted or to be granted pursuant to this Article IV be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that Company receives written notice from the Non-Employee Director, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of Shares to which such direction relates. If an Option is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Non-Employee Director if the Option were issued to such Non-Employee Director.

  4.4 TERMS OF OPTIONS. Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

    (a) The option price for each Share covered by an Option shall be an amount equal to 100% of the Fair Market Value of a Share on the Option Date of such Option.

    (b) The Option by its terms shall not be transferable by the Optionee otherwise than (i) as permitted by Section 4.3, (ii) by will or by the laws of descent and distribution, or (iii) pursuant to a qualified domestic relations order as defined by the Code or the regulations thereunder. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

    (c) The Option by its terms shall not be exercisable for at least six months after the Option Date, and thereafter shall be exercisable in accordance with the vesting schedule, if any, set forth in the Option Agreement.

    (d) The Option shall not be exercisable after the earliest of (i) for an Optionee whose service as a director ends by reason of death, Disability or retirement after the normal retirement age specified in the Company's retirement policy for Directors, the last day of the twenty-fourth month after the month in which the Optionee's service as a Director terminates, (ii) for an Optionee whose service as a Director ends for any other reason, the last day of the third month after the month in which the Optionee's service as a Director terminates, or (iii) the expiration of the term of the Option under the Option Agreement.

  4.5 EXERCISE OF OPTIONS.

    (a) An Option shall be exercisable only (i) upon payment to the Company on the exercise date of cash in the full amount of the Option price of the Shares with respect to which the Option is exercised, or
  (ii) upon delivery to the Company on the exercise date of certificates representing Shares, owned by the Optionee and registered in the Optionee's name, having a Fair Market Value, on the date of such exercise and delivery, equal to the full amount of the purchase price of the shares with respect to which the Option is exercised, or (iii) a combination of (i) and (ii).

    (b) An Optionee shall have none of the rights of a shareholder with respect to Shares subject to his or her Option until Shares are issued to him or her upon the exercise of his or her Option.

  4.6 DURATION, AMENDMENT AND TERMINATION.

    (a) The Board may at any time terminate the Option provisions of this Article IV or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of such Optionee, and provided further, that, unless the shareholders of the Company shall have first approved thereof, no material amendment of the Option provisions of this Article IV shall be made, including but not limited to any amendment whereby (i) the total number of Available Shares which may be made subject to Option under Section
  1.2 to all individuals, or to any of them, shall be increased, except by operation of the adjustment provisions of Section 5.1 hereof, (ii) the term of the Options shall be extended, (iii) the minimum Option price shall be decreased, or (iv) the class of eligible persons to whom Options may be granted shall be changed, and provided further that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, or the rules thereunder.

    (b) The period during which Options may be granted under this
  Article IV shall terminate after the Option Date in 2004, unless the Plan earlier shall have been terminated as provided above.

  4.7 CONTINUATION OF OPTIONS IN EVENT OF MERGER, CONSOLIDATION OR REORGANIZATION. In the event the Company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Shares. Adjustments under this Section 4.7 shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.

                   ARTICLE V. ADJUSTMENT PROVISIONS

  5.1 ANTI-DILUTION PROVISIONS. In the event any stock dividend is declared upon the Shares or in the event outstanding Shares shall be changed into or exchanged for a different number, class or kind of Shares or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the maximum number of Available Shares pursuant to Section 1.2 shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of Shares or other securities which are deliverable upon a Grant, an Option or a Stock Purchase to be granted in the future and upon the exercise of any Option theretofore granted (without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each Share covered by the unexercised portion of such Option). Adjustments under this Section 5.1 shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.

  5.2 CHANGE IN CONTROL. Upon a Change in Control:

    (a) The restrictions on Shares granted pursuant to Article II imposed by Sections 2.5 and 2.6 shall terminate, and certificates for such Shares shall be delivered to the Non-Employee Director (or a Permissible Transferee) as soon as practicable thereafter, without any restrictive legend.

    (b) All Options granted pursuant to Article IV shall become immediately exercisable, notwithstanding any restrictions or limitations contained in Section 4.3 or in the Option Agreement itself.

    (c) Shares purchased pursuant to Article III shall become free from any limitations on transfer contained in Article III or in legends appearing on the face of the Share Certificate, and certificates for such Shares shall be delivered to the Non-Employee Director (or a Permissible Transferee) as soon as practicable thereafter, without any restrictive legend.

                 ARTICLE VI. MISCELLANEOUS PROVISIONS

  6.1 GOVERNING LAW. This Plan and all actions taken hereunder shall be governed by the laws of the State of Missouri.

  6.2 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Non-Employee Director to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Non-Employee Director to satisfy a tax withholding requirement by directing the Company to apply Shares to which the Non-Employee Director will be entitled as a result of the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such tax requirement. Reporting Persons may only give such a direction either (i) during a Window Period, as to shares whose Period of Restriction ends during such Window Period, or (ii) six months in advance of the expiration of a Period of Restriction (which expiration need not occur during a Window Period), and which direction may not be suspended or revoked except by another such direction which shall not become effective until six months after it is given.

  6.3 NO RIGHT TO REMAIN A DIRECTOR. The receipt of a Grant, Option or Stock Purchase shall not create any right in any person to remain as a Director of the Company.

  6.4 SHAREHOLDER APPROVAL REQUIRED. This Plan shall not be effective unless it is approved by a majority of the Shareholder votes cast at the Annual Meeting in 1995. If the Plan is not so approved, it shall be null and void, and no Grants or Options shall be granted hereunder and no Shares shall be purchased hereunder.

  6.5 EFFECTIVE DATE AND TERM. Subject to approval of the Shareholders as provided in Section 6.4, this Plan shall be effective on November 29, 1994, and shall terminate on May 31, 2004, unless otherwise extended by the Board.

  6.6 AMENDMENT, MODIFICATION AND TERMINATION.

  The Board at any time may terminate, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the shareholders of the Company:

    (a) Increase the total amount of Shares which may be issued under the Plan, except as provided in Section 5.1; or

    (b) Change the class of individuals entitled to participate in the Plan; or

    (c) Materially increase the cost of the Plan or materially increase the benefits to Non-Employee Directors under the Plan; or

    (d) Extend the period during which Grants or Options may be granted or Purchases made.

  No amendment, modification, or termination of the Plan shall in any manner adversely affect any Grant or Option theretofore granted under the Plan, without the consent of the Non-Employee Director affected thereby.

  6.7 SUCCESSORS. All obligations of the Company under the Plan, with respect to Grants, Options or Stock Purchases granted hereunder shall be binding on any successor to the Company.

  6.8 REQUIREMENTS OF LAW. The granting of Grants and Options and the purchase of shares, and the issuance of Shares hereunder, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency or securities exchange as may be required.

                                          APPENDIX TO 1994 NON-EMPLOYEE
                                                   DIRECTORS STOCK PLAN

                    DIRECTOR STOCK OPTION AGREEMENT

                               UNDER THE

      ANGELICA CORPORATION 1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

                           -----------------

  Angelica Corporation, a Missouri corporation (the "Company") and the person designated in Section 1 below (the "Optionee"), hereby agree as follows:

SECTION 1. BASIC TERMS.


                  Name of Optionee:                                          ...................................................

                  Social Security Number of Optionee:                        ...................................................

                  Number of Shares Subject to Option:                        ...................................................

                  Option Price/Base Price Per Share:                         $..................................................

                  Grant Date of Option:                                      ...................................................

                  Expiration Date of Option:                                 ...................................................

  Table Regarding Exercisability (See Section 4):

                      LOT NO.                  NUMBER OF SHARES                        DATE OF FIRST EXERCISABILITY
                      -------                  ----------------                        ----------------------------

                         1                      -------------                              --------------------

                         2                      -------------                              --------------------

                         3                      -------------                              --------------------

                         4                      -------------                              --------------------

                         5                      -------------                              --------------------

  Is the grant conditioned on Shareholder Action?  YES__ NO__

  If YES, the date of Shareholder Action referred to in Section 6.4 is:__________

  SECTION 2. ENTIRE AGREEMENT. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

  IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION

By..........................            ...............................
     Chairman and CEO                              Optionee

                         ANGELICA CORPORATION

                1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

                    DIRECTOR STOCK OPTION AGREEMENT

  This Stock Option Agreement (hereinafter "Agreement"), along with its cover page, represents the agreement regarding the grant of a stock option by and between Angelica Corporation (hereinafter "Company") and Optionee pursuant to the Angelica Corporation 1994 Non-Employee
Directors Stock Plan (hereinafter "Plan").

  1. GRANT OF OPTION. Company hereby grants to Optionee the right, privilege and option to purchase the number of shares of Common Stock of Company at a price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein.

  2. TIME OF EXERCISE OF OPTION. This Option shall become exercisable as provided in the cover page, provided however that (a) if Optionee's status as a Director ends before the Expiration Date specified in the cover page by reason of death, Disability or retirement at the normal retirement age specified in the Company's retirement policy for Directors, then the Option will be exercisable in full by Optionee, a Permissible Transferee or Optionee's Post-Death Representative as provided in the Plan.

  3. INCORPORATION OF STOCK PLAN. This Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof. The material provisions of the Plan applicable to this Option are as follows:

    A. METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part to the extent then exercisable, by written notice delivered to the Office of General Counsel of Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment either (i) in cash, (ii) by tender to Company of shares of Stock, owned by the Optionee (or Permissible Transferee) and registered in the Optionee's (or Permissible Transferee's) name, having a fair market value equal to the cash exercise price of the Option being exercised, or (iii) by any combination of (i) and (ii) hereof.

    B. TERMINATION OF OPTION. This Option shall terminate in all events on the earliest of

      (i) the Expiration Date specified in the cover page hereof, or

      (ii) the last day of the twenty-fourth month after the month in which Optionee ceases to be a Director by reason of death, Disability or retirement at the normal retirement age specified in the Company's retirement policy for Directors, or

      (iii) the last day of the third month after the month in which Optionee ceases to be a Director for any other reason.

    C. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution or to a Permissible Transferee, and shall be exercisable during Optionee's lifetime only by Optionee or by a Permissible Transferee. In the event of Optionee's death, a Permissible Transferee or the Post-Death Representative, as applicable, may exercise this Option.

    D. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of Company then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under this Option.

  4. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Office of General Counsel of Company not later than 30 days after the day this Agreement is mailed or delivered to Optionee, provided however that if Optionee dies within such 30-day period this Agreement shall be effective notwithstanding the fact that it is not executed by Optionee.

                         ANGELICA CORPORATION

   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 1995

The undersigned hereby appoints Leslie F. Loewe and Lawrence J. Young, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Angelica Corporation to be held on May 23, 1995, and at any adjournment thereof; provided, however, that said shares shall be voted as specified below:

1. ELECTION OF DIRECTORS: For terms expiring in 1998:

                H. Edwin Trusheim and Lawrence J. Young

   / / FOR all nominees listed.

   / / FOR all nominees listed except .................................

   / / WITHHOLD AUTHORITY to vote for all nominees listed.

2. Proposal to adopt and approve the Angelica Corporation 1994 Non-Employee Directors Stock Plan.

                / / FOR     / / AGAINST     / / ABSTAIN

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


UNLESS OTHERWISE INDICATED ABOVE, THIS PROXY WILL BE VOTED FOR THE ELECTION

   OF ALL OF THE ABOVE-LISTED NOMINEES; AND, UNLESS THE SHAREHOLDER
          GIVES OTHER INSTRUCTIONS, WILL BE VOTED FOR ITEM 2.

                           (Continued and to be signed on reverse side)

3. In such manner as said proxies may in their discretion determine, upon such other matters as may properly come before the meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

PLEASE FILL IN DATE AND SIGN AND RETURN PROXY IN THE ACCOMPANYING
BUSINESS REPLY ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON.

                                  DATE: ........................ , 1995

                                  ....................................

                                  ....................................
                                      (SIGNATURE OF SHAREHOLDER(S))
                                  (Please sign proxy exactly as name
                                  appears hereon. Joint owners should
                                  each sign personally. Corporate
                                  proxies should be signed by
                                  authorized officer. Executors,
                                  administrators, trustees, etc.
                                  should so indicate when signing.)